EXHIBIT 1.1

Jameson Inns, Inc.

43,000,000 Shares of Common Stock

UNDERWRITING AGREEMENT

July 20, 2004

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

as Representative of the several Underwriters

c/o Friedman, Billings, Ramsey & Co., Inc.

1001 19th Street North

Arlington, Virginia 22209

Dear Sirs:

Jameson Inns, Inc., a Georgia corporation (the “Company”), confirms its agreement with each of the Underwriters listed on Schedule I hereto (collectively, the “Underwriters”), for whom Friedman, Billings, Ramsey & Co., Inc. is acting as representative (in such capacity, the “Representative”), with respect to (i) the sale by the Company of 43,000,000 shares (the “Initial Shares”) of common stock, par value $0.10 per share, of the Company (the “Common Stock”) and the purchase by the Underwriters, acting severally and not jointly, of the respective number of shares of Common Stock set forth opposite the names of the Underwriters in Schedule I hereto, and (ii) the grant of the option described in Section 1(b) hereof to purchase all or any part of 6,450,000 additional shares of Common Stock solely to cover over-allotments (the “Option Shares”), if any, from the Company in the respective numbers of shares of Common Stock set forth opposite the names of the Underwriters in Schedule I hereto. The Initial Shares of Common Stock to be purchased by the Underwriters and all or any part of the Option Shares of Common Stock subject to the option described in Section l(b) hereof are hereinafter called, collectively, the “Shares.”

The Company understands that the Underwriters propose to make a public offering of the Shares as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”), a registration statement on Form S-2 (No. 333-115811) and a related preliminary prospectus for the registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Securities Act Regulations”). The Company has prepared and filed such amendments thereto, if any, and such amended preliminary prospectuses, if any, as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. The registration statement has been declared effective under the Securities Act by the Commission. The registration statement as amended at the time it became effective (including all information deemed (whether by incorporation by reference or otherwise) to be a part of the registration statement at the time it became effective pursuant to Rule 430A of the Securities Act Regulations) is hereinafter called the “Registration Statement,” except that, if the Company files a post-effective amendment to such registration statement which becomes effective prior to the Closing Time (as defined below), “Registration Statement” shall refer to such registration statement as so amended. Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is hereinafter called the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the 462(b) Registration Statement. Each prospectus included in the Registration Statement, or amendments thereof or supplements thereto, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Underwriters pursuant to Rule 424(a) of the Securities Act Regulations is hereinafter called the “Preliminary Prospectus.” The term “‘Prospectus” means the final prospectus, as first filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations, and any amendments thereof or supplements thereto. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

The Company and the Underwriters agree as follows:

1. Sale and Purchase.

        (a) Initial Shares. Upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share of $1.92, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Initial Shares set forth in Schedule I opposite such Underwriter’s name, plus any additional number of Initial Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof, subject in each case, to such adjustments among the Underwriters (which shall not in any case reduce the aggregate number of Initial Shares set forth on Schedule I hereto) as the Underwriters in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

        (b) Option Shares. In addition, upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share set forth in paragraph (a), the Company hereby grants an option to the Underwriters, acting severally and not jointly, to purchase from the Company all or any part of the Option Shares, plus any additional number of Option Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof. The option hereby granted will expire 30 days after the date of the Prospectus and may be exercised in whole or in part on one occasion only solely for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Shares upon notice by the Representative to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery shall be determined by the Underwriters, but shall not be later than five full business days (or earlier, without the consent of the Company, than three full business days) after the exercise of such option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Shares, the Company will sell to the Underwriters, and each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares being purchased which the number of Initial Shares set forth in Schedule I opposite the name of such Underwriter bears to the total number of Initial Shares, subject in each case to such adjustments among the Underwriters as they, in their sole discretion, shall make to eliminate any sales or purchases of fractional shares.

2. Payment and Delivery.

        (a) Initial Shares. The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Underwriters may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representative, including, at the option of the Underwriters, through the facilities of The Depository Trust Company (“DTC”) for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Underwriters by the Company upon at least forty-eight hours’ prior notice. The Company will cause the certificates representing the Initial Shares to be made available for checking and packaging at least twenty-four hours prior to the Closing Time with respect thereto at the office of the Representative, 1001 19th Street North, Arlington, Virginia 22209, or at the office of DTC or its designated custodian, as the case may be (the “Designated Office”). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on the third (fourth, if pricing occurs after 4:30 p.m., New York City time) business day after the date hereof (unless another time and date shall be agreed to by the Representative and the Company). The time at which any such payment and delivery are actually made is hereinafter sometimes called the “Closing Time” and the date of delivery of both Initial Shares and Option Shares is hereinafter sometimes called the “Date of Delivery.” The closing of the sale and purchase of the Shares, other than the physical delivery of the Shares, shall be held at the offices of Clifford Chance US LLP, 31 W. 52nd Street, New York, New York 10019.

        (b) Option Shares. Any Option Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Underwriters may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representative, including, at the option of the Underwriters, through the facilities of DTC for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representative by the Company upon at least forty-eight hours’ prior notice. The Company will cause the certificates representing the Option Shares to be made available for checking and packaging at least twenty-four hours prior to the Date of Delivery with respect thereto at the Designated Office. The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on the date specified by the Representative in the notice given by the Representative to the Company of the Underwriters’ election to purchase such Option Shares or on such other time and date as the Company and the Underwriters may agree.

3. Representations and Warranties of the Company.

The Company represents and warrants to the Underwriters that:

        (a) the Company has an authorized and outstanding capitalization as set forth in the Prospectus; the outstanding shares of capital stock or other equity interests of the Company and each subsidiary of the Company (for purposes of this Agreement, a “Subsidiary” shall only refer to any company or other entity in which the Company owns, directly or through one or more Subsidiaries, more than 50% of the equity interests in such company or other entity) have been duly and validly authorized and issued and are fully paid and non-assessable, and, except as disclosed in the Prospectus, all of the outstanding shares of capital stock of the Subsidiaries are directly or indirectly owned of record and beneficially by the Company; except as disclosed in the Prospectus, there are no outstanding (i) securities or obligations of the Company or any of the Subsidiaries convertible into or exchangeable for any capital stock of the Company or any such Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any such Subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options;

        (b) each of the Company and each “subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X of the Securities Act) has been duly organized and is validly existing organization in good standing under the laws of its respective jurisdiction of organization with full power and authority (corporate and other) to own its respective properties and to conduct its respective businesses as described in the Registration Statement and Prospectus and, in the case of the Company, to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated herein;

        (c) all of the material rights and characteristics of the Company’s Common Stock, Series A Preferred Stock, and Series S Preferred Stock are as described in the Prospectus; all of the rights and characteristics of the Company’s Common Stock, Series A Preferred Stock, and Series S Preferred Stock are consistent with the laws of the State of Georgia;

        (d) the Company and all of the Subsidiaries are duly qualified or licensed and are in good standing in each jurisdiction in which they conduct their respective businesses or in which they own or lease real property or otherwise maintain an office and in which the failure, individually or in the aggregate, to be so qualified or licensed is reasonably likely to result in a material adverse effect on the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole (a “Material Adverse Effect”); except as disclosed in the Prospectus or as may be limited or restricted by law or restrictions that may apply under bankruptcy, insolvency, reorganization or similar laws, no Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary’s capital stock or from repaying to the Company or any other Subsidiary any amounts which may from time to time become due under any loans or advances to such Subsidiary from the Company or such other Subsidiary, or from transferring any such Subsidiary’s property or assets to the Company or to any other Subsidiary; except as disclosed in the Prospectus, including capital stock or equity securities reflected in the Company’s financial statements, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association;

        (e) the Company and the Subsidiaries are in compliance in all material respects with all applicable laws, rules, regulations, orders, decrees and judgments, including those relating to transactions with affiliates;

        (f) neither the Company nor any Subsidiary is (A) in breach of or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), (1) its respective organizational documents, or (2) in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties is bound, or (B) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental, arbitrator or other authority having jurisdiction over the Company or such Subsidiary or any of its properties, as applicable, except, in the case of clauses (A)(2) or (B) above, for such breaches, defaults, or violations which are not reasonably likely to result in a Material Adverse Effect;

        (g) the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement do not and will not (A) conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of or default under), (i) any provisions of the articles of incorporation, charter or by-laws of the

Company or any Subsidiary, (ii) any provision of any material license, indenture, mortgage, deed of trust, loan, credit or other agreement to which the Company or any Subsidiary is a party or by which any of them or their respective properties or assets may be bound or affected, (iii) any law or regulation binding upon or applicable to the Company or any Subsidiary or any of their respective properties or assets, or (iiv) any decree, judgment or order applicable to the Company or any Subsidiary, except, in the case of clauses (ii), (iii) and (iv), such conflicts, breaches or defaults that would not be reasonably likely to result in a Material Adverse Effect; or (B) to the Company’s knowledge, result in the creation or imposition of any material lien, charge, claim or encumbrance upon any material property or assets of the Company or the Subsidiaries;

        (h) this Agreement has been duly authorized, executed and delivered by the Company and, upon the execution by the other parties hereto, will be a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the indemnification and contribution provisions of Section 9 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

        (i) no approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the Company’s execution, delivery, and performance of this Agreement, its consummation of the transactions contemplated herein, and its sale and delivery of the Shares, other than (A) such as have been obtained, or will have been obtained at or prior to the Closing Time or the relevant Date of Delivery, as the case may be, under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (B) such approvals as have been obtained in connection with the approval of the listing of the Shares for quotation on the Nasdaq National Market (“NASDAQ”) under the symbol “JAMS” upon official notice of issuance, (C) such as have been obtained in connection with the approval of the National Association of Securities Dealers (the “NASD”), and (D) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters;

        (j) each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct their respective businesses as described in the Prospectus, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals are not, individually or in the aggregate, reasonably likely to result in a Material Adverse Effect;

        (k) the Company meets the requirements for use of Form S-2 under the Securities Act; each of the Registration Statement and any Rule 462(b) Registration Statement, if any, has become effective under the Securities Act, or if the Registration Statement has not become effective under the Securities Act, the Company will file an amendment to the Registration Statement, including a form of prospectus, a copy of which amendment has been provided to and approved by the Underwriters prior to the execution of this Agreement, and the Company shall use its best efforts to cause such Registration Statement to be declared effective within one business day from the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement, if any, has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company are threatened by the Commission, and, to the knowledge of the Company, the Company has complied to the Commission’s satisfaction with any request on the part of the Commission for additional information;

        (l) the Preliminary Prospectus and the Registration Statement comply, and the Prospectus and any further amendments or supplements thereto will, when they have become effective or are filed with the Commission, as the case may be, comply, in each case in all material respects with the requirements of the Securities Act and the Securities Act Regulations; the Registration Statement did not, and any post-effective amendment thereto will not, in each case as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Preliminary Prospectus contained in the Registration Statement does not, and the Prospectus or any amendment or supplement thereto will not, as of the applicable filing date and at the Closing Time and on each Date of Delivery (if any), contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement, the Preliminary Prospectus, or the Prospectus in reliance upon and in conformity with the information furnished in writing by or on behalf of the Underwriters through the Representative to the Company expressly for use in the Registration Statement, the Preliminary Prospectus, or the Prospectus (that information being limited to that described in the penultimate sentence of the first paragraph of Section 9(c) hereof);

        (m) each document incorporated by reference in the Prospectus, when it became effective or was filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations promulgated under the Exchange Act (the “Exchange Act Regulations”), and none of such documents contained, and at the Closing Time, will not contain an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Exchange Act and the Exchange Act Regulations and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading;

        (n) the Preliminary Prospectus was and the Prospectus delivered to the Underwriters for use in connection with this offering will be identical in all material respects to the versions of the Preliminary Prospectus and Prospectus created to be transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T under the Securities Act;

        (o) other than as disclosed in the Prospectus, there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency which could result in a judgment, decree, award or order is reasonably likely to result in a Material Adverse Effect;

        (p) the financial statements, including the notes thereto, included in (or incorporated by reference into) the Registration Statement and the Prospectus present fairly, in all material respects, the consolidated financial position of the Company as of the dates indicated and the consolidated results of operations and changes in financial position and cash flows of the Company for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States and on a consistent basis during the periods involved and in accordance with Regulation S-X promulgated by the Commission under the Securities Act; the financial statement schedules included or incorporated by reference in the Registration Statement and the amounts in the Prospectus under the captions “Unaudited Selected Pro Forma Condensed Financial Information” and “Selected Consolidated Financial Information” fairly present, in all material respects, the information shown therein and have been compiled on a basis consistent with the financial statements included or incorporated by reference in the Registration Statement and the Prospectus; no other financial statements or supporting schedules are required to be included in the Registration Statement; the Company believes that the assumptions underlying the as adjusted financial information (including the related notes) included in (or incorporated by reference into) the Prospectus and any Preliminary Prospectus are reasonable; such adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents, in all material respects, with respect to the Company and the Subsidiaries, the financial position and other information purported to be shown therein as of the respective dates and for the respective periods specified;

        (q) Ernst & Young LLP, whose reports on the consolidated financial statements of the Company and the Subsidiaries, as applicable, are filed with the Commission as part of the Registration Statement and Prospectus or are incorporated by reference therein, are, and were during the periods covered by their reports, independent public accountants as required by the Securities Act and the Exchange Act and the Securities Act Regulations and the Exchange Act Regulations;

        (r) since the date of the most recent audited financial statements included in or incorporated by reference into the Prospectus, neither the Company nor any of its Subsidiaries has sustained any Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree;

        (s) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as disclosed in the Registration Statement or Prospectus, there has not been (A) any Material Adverse Effect or any development that is reasonably likely to result in a Material Adverse Effect, whether or not arising in the ordinary course of business, (B) any transaction or series of similar transactions that is or are material, individually or in the aggregate, to the Company and any of its Subsidiaries taken as a whole, contemplated or entered into by the Company or any of its Subsidiaries, (C) any obligation, contingent or otherwise, incurred by the Company or any of its Subsidiaries outside of the ordinary course of business that is material to the Company and Subsidiaries taken as a whole, (D) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock other than the regular dividends declared and paid on its outstanding preferred stock in accordance with the terms thereof for the quarterly periods ended March 31, 2004, and June 30, 2004, (E) any purchase by the Company of any of its outstanding capital stock or (F) any change in the capital stock (except as may result from the exercise of any currently outstanding convertible securities or options), long-term debt or, outside the ordinary course of business, short-term debt of the Company or any of its Subsidiaries;

        (t) there are no persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the

Company under the Securities Act, except for those registration or similar rights which are fairly summarized in the Prospectus;

        (u) the Shares have been duly authorized and, when issued and duly delivered against payment therefor as contemplated by this Agreement, will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the organizational documents of the Company or under any agreement to which the Company or any Subsidiary is a party or otherwise;

        (v) the Shares have been approved for listing for quotation in NASDAQ, subject to official notice of issuance;

        (w) neither the Company nor any of its directors, officers or affiliates has taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

        (x) each executive officer and director has executed or will have executed by Closing Time an agreement substantially in the form attached hereto as Exhibit A (the “Lock-Up Agreements”); the Company has provided, or will provide prior to Closing Time, to counsel for the Underwriters true, accurate and complete copies of all of the Lock-Up Agreements presently in effect or effected hereby;

        (y) except as disclosed in the Prospectus, neither the Company nor any of its officers, directors, or affiliates (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or the Exchange Act Regulations, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the By-laws of the NASD) any member firm of the NASD;

        (z) the Company has not relied upon the Underwriters or legal counsel or other adviser for the Underwriters for any legal, tax or accounting advice in connection with the offering and sale of the Shares;

        (aa) any certificate signed by any officer of the Company or any Subsidiary delivered to the Underwriters or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby;

        (bb) the form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the organizational documents of the Company and the requirements of NASDAQ;

        (cc) the Company and the Subsidiaries have good and marketable title in fee simple to all real property and good title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as (i) are disclosed in the Prospectus, (ii) are customary liens and encumbrances arising in the ordinary course of the Company’s or such Subsidiary’s business and the financing thereof, or (iii) are not material in amount or do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries or as do not interfere with the ability of the Company and the

Subsidiaries to operate their respective businesses as currently operated; and any real property and buildings held under lease (all such owned and leased real property, the “Properties”) by the Company or any Subsidiary are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Prospectus or are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such Subsidiary;

        (dd) to the Company’s knowledge, all real property owned or leased by the Company or the Subsidiaries is free of material structural defects and all building systems contained therein are in good working order in all material respects, subject to ordinary wear and tear or, in each instance, the Company or a Subsidiary, as the case may be, has created an adequate reserve to effect reasonably required repairs, maintenance and capital expenditures; there is no pending or, to the knowledge of the Company and the Subsidiaries, threatened special assessment, tax reduction proceeding or other action that could reasonably be expected to increase the real property taxes or assessments of any of such property, that, is reasonably likely to result in a Material Adverse Effect;

        (ee) the descriptions in the Registration Statement and the Prospectus of the legal or governmental proceedings, contracts, leases and other legal documents therein described present fairly in all material respects the information required to be shown, and there are no legal or governmental proceedings, contracts, leases, or other documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required; all agreements between the Company or any of the Subsidiaries and third parties expressly referenced in the Prospectus are legal, valid and binding obligations of the Company or one or more of the Subsidiaries, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles, or except where the non-enforceability of any such agreements is not reasonably likely to result in a Material Adverse Effect;

        (ff) the Company and each Subsidiary owns or possesses adequate licenses or other rights to use all material patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively “Intangibles”) necessary to entitle the Company and each Subsidiary to conduct its business as described in the Prospectus, and, except as disclosed in writing to the Underwriters, neither the Company nor any Subsidiary has received notice of infringement of or conflict with (and the Company knows of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles which would be reasonably likely to result in a Material Adverse Effect;

        (gg) the Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed substantially in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

        (hh) the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and Rule 15d-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Company and its

Subsidiaries is made known to the Company’s principal executive officer and its principal financial officer by others within those entities; (ii) have been evaluated for effectiveness; and (iii) are effective in all material respects to perform the functions for which they were established; based on the evaluation of its disclosure controls and procedures, none of the Company, the Company’s Audit Committee of the Board of Directors or the Company’s auditors is aware of (i) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses;

        (ii) there is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated in connection therewith;

        (jj) each of the Company and the Subsidiaries has filed on a timely basis all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and have paid all taxes shown as due thereon; and no tax deficiency has been asserted against any such entity, nor does any such entity know of any tax deficiency which is likely to be asserted against any such entity which, if determined adversely to any such entity, would be reasonably likely to result in a Material Adverse Effect; and all material tax liabilities are adequately provided for on the respective books of such entities;

        (kk) each of the Company and the Subsidiaries maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for their respective businesses, but not limited to, insurance covering real and personal property owned or leased by the Company and the Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect; neither the Company nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage in all material respects as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a comparable cost; neither the Company nor any of its Subsidiaries have been denied any insurance coverage which it has sought or for which it has applied for;

        (ll) neither the Company nor any Subsidiary is in violation of or has received notice of any material violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wages and hours law, except for such violations which are not reasonably likely to result in a Material Adverse Effect;

        (mm) the Company and each of the Subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), and the employee benefit provisions of the Code (including any provisions compliance with which is necessary for any intended favorable tax treatment); no “reportable event” (as defined in ERISA) has occurred with respect to any “employee benefit plan” (as defined in ERISA) for which the Company or any of the Subsidiaries or ERISA Affiliates would have any liability; the Company and each of the

Subsidiaries or their ERISA Affiliates have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively the “Code”); and each “employee benefit plan” for which the Company and each of its Subsidiaries or any of their ERISA Affiliates would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification. “ERISA Affiliate” means, with respect to the Company or a Subsidiary, any member of any group of organizations described in Section 414(b), (c), (m) or (o) of the Code, or Section 4001 of ERISA, of which the Company or such Subsidiary is a member;

(nn) there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or any of the Subsidiaries to or for the benefit of any of the executive officers or directors of the Company or any of the Subsidiaries or any of the members of the families of any of them;

(oo) neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, employee or agent of the Company or any of the Subsidiaries, has made any material payment of funds of the Company or of any Subsidiary or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus;

(pp) all securities issued by the Company, any of the Subsidiaries or any trusts established by the Company or any Subsidiary, have been issued and sold in material compliance with (i) all applicable federal and state securities laws, (ii) the laws of the applicable jurisdiction of organization of the issuing entity and (iii) to the extent applicable to the issuing entity, the requirements of NASDAQ or exempt from the registration requirements of the Securities Act and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws;

(qq) (A) neither the Company nor any Subsidiary knows of any violation of any municipal, state or federal law, rule or regulation (including those pertaining to environmental matters) concerning: the Properties or any part thereof which is reasonably likely to result in a Material Adverse Effect; (B) each of the Properties complies in all material respects with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants and, if and to the extent there is a failure to comply, such failure does not materially impair the value of any of the Properties and will not result in a forfeiture or reversion of title; and (C) neither the Company nor any Subsidiary has received from any governmental authority any notice of any condemnation of or zoning change affecting the Properties or any part thereof which is reasonably likely to result in a Material Adverse Effect, and neither the Company nor any Subsidiary knows of any such condemnation or zoning change which is threatened and which if consummated would reasonably be likely to result in a Material Adverse Effect;

(rr) (i) neither the Company nor any of the Subsidiaries, has at any time, handled, stored, treated, transported, manufactured, spilled, leaked or discharged, dumped, transferred or otherwise disposed of or dealt with, Hazardous Materials (as hereinafter defined) on, to or from the Properties, other than by any such action taken in compliance in all material respects with all applicable Environmental Statutes (as hereinafter defined) or by the Company or any of the Subsidiaries in connection with the ordinary use of the Properties; (ii) neither the Company nor any of its Subsidiaries intends to use the Properties, for the purpose of handling, storing, treating, transporting, manufacturing, spilling, leaking, discharging, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials other than by any such action taken in compliance in all material respects with all applicable Environmental Statues or by the Company or any of the Subsidiaries in connection with the ordinary use of the Properties; (iii) neither the Company, nor any of the Subsidiaries knows of any release (as such term is defined in Section 101(22) of CERCLA (as hereinafter defined)) in reportable quantities (as such term is defined by CERCLA) of Hazardous Materials into waters on or adjacent to the Properties or onto lands from which Hazardous Materials might seep, flow or drain into such waters; (iv) neither the Company, nor any of the Subsidiaries has received any written notice of, or has any knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any federal, state or local environmental statute or regulation or under common law, pertaining to Hazardous Materials on or originating from any of the Properties or any assets described in the Prospectus (or, the most recent Preliminary Prospectus) (v) the Properties, are not included or, to the best of the Company’s knowledge, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as hereinafter defined) by the United States Environmental Protection Agency or, to the best of the Company’s knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Statute or issued by any other Governmental Authority (as hereinafter defined);

As used herein, “Hazardous Material” shall include, without limitation any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances, or related materials, asbestos or any hazardous material as defined by any federal, state or local environmental law, ordinance, rule or regulation including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 1801-1819, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sections 6901-6992K, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001-11050, the Toxic Substances Control Act, 15 U.S.C. Sections 2601-2671, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136-136y, the Clean Air Act, 42 U.S.C. Sections 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Sections 1251-1387, the Safe Drinking Water Act, 42 U.S.C. Sections 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. Sections 651-678, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to each of the foregoing (individually, an “Environmental Statute”) or by any federal, state or local governmental authority having or claiming jurisdiction over the properties and assets described in the Prospectus (a “Governmental Authority”);

(ss) in connection with this offering, the Company has not offered or caused the Underwriters to offer and will not offer or cause the Underwriters to offer its Common Stock or any other securities convertible into or exchangeable or exercisable for Common Stock in a manner in violation of the Securities Act. The Company has not distributed and will not distribute any Prospectus or other offering material in connection with the offer and sale of the Shares;

(tt) the Company has not incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated other than to the Underwriters;

(uu) no relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries on the one hand, and the directors, officers, stockholders, partners, members, customers or suppliers of the Company or any of the Subsidiaries on the other hand, which is required by the Securities Act and the Securities Act Regulations to be described in the Registration Statement and the Prospectus and which is not so described;

(vv) neither the Company nor any of the Subsidiaries is and, after giving effect to the offering and sale of the Shares, will be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(ww) there are no existing or, to the knowledge of the Company, threatened labor disputes with the employees of the Company or any of the Subsidiaries which would be reasonably likely to result in a Material Adverse Effect; and

(xx) the Company (i) at all times commencing with its taxable year ended December 31, 1999, through its taxable year ended December 31, 2003, was organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) has properly revoked its election to be a REIT commencing with its taxable year beginning January 1, 2004, pursuant to Section 856(g)(2) of the Code and the regulations thereunder.

4. Certain Covenants.

The Company hereby covenants and agrees with each Underwriter:

(a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such jurisdictions (both domestic and foreign) as the Underwriters may designate and to maintain such qualifications in effect as long as requested by the Underwriters for the distribution of the Shares, provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process or subject itself to tax under the laws of any such state or foreign jurisdiction (except service of process with respect to the offering and sale of the Shares) and to promptly advise the Representative of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b) if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise the Underwriters promptly and, if requested by the Underwriters, will confirm such advice in writing, when such post-effective amendment has become effective;

(c) to prepare the Prospectus in a form approved by the Underwriters and timely file such Prospectus (or a term sheet as permitted by Rule 434) with the Commission pursuant to Rule 424(b) under the Securities Act and to furnish promptly on the day following the execution and delivery of this Agreement (or on such other day as the parties may mutually agree) to the Underwriters copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) in such quantities and at such locations as the Underwriters may reasonably request for the purposes contemplated by the Securities Act Regulations, which Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the version created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T under the Securities Act;

(d) to advise the Underwriters promptly and (if requested by the Underwriters) to confirm such advice in writing, when the Registration Statement has become effective, if not effective prior to the execution and delivery of this Agreement, and when any post-effective amendment thereto becomes effective under the Securities Act Regulations;

(e) to advise the Underwriters immediately, confirming such advice in writing, of (i) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect thereto, or (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; to advise the Underwriters promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and to file no such amendment or supplement to which the Underwriters shall reasonably object in writing;

(f) to furnish to the Underwriters for a period of five years from the date of this Agreement (i) as soon as available, copies of all annual, quarterly and current reports or other communications supplied to holders of shares of Common Stock, and (ii) as soon as practicable after the filing thereof, copies of all non-confidential reports filed by the Company with the Commission, NASDAQ or any securities exchange, provided, however, that to the extent any such reports or filings are available to the general public at no cost at the Commission’s Internet website, then in lieu of furnishing a copy of such reports or filings to the Underwriters, the Company may, in its sole discretion, furnish the Underwriters with a hyperlink to the location of such reports or filings on the Commission’s Internet website;

(g) to advise the Underwriters promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Shares is required to be delivered under the Securities Act Regulations which, in the judgment of the Company or in the reasonable opinion of the Underwriters or counsel for the Underwriters, would require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with any law and, during such time, to promptly prepare and furnish to the Underwriters copies of the proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly furnish at the Company’s own expense to the Underwriters and to dealers, copies in such quantities and at such locations as the Underwriters may from time to time reasonably request of an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law;

(h) during such period as in the judgement of counsel for the Company the Prospectus is required to be delivered under the Securities Act Regulations, to file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Underwriters, be required by the Securities Act or requested by the Commission and use its best efforts to cause any such amendment to the Registration Statement to be declared effective as promptly as possible;

(i) the Company will not file with the Commission the Prospectus or any amendment or supplement to the Prospectus or any amendment to the Registration Statement unless the Underwriters receive a reasonable period of time to review any such proposed amendment or supplement and consent to the filing thereof, which consent shall not be unreasonably withheld, and will use its best efforts to cause any such amendment to the Registration Statement to be declared effective as promptly as possible; the Company has not and will not distribute, prior to the later of the final Closing Time or the completion of the Underwriters’ distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than a Preliminary Prospectus, the Prospectus or the Registration Statement;

(j) to furnish promptly to the Representative, without charge, a signed copy of the Registration Statement, as initially filed with the Commission, and of all amendments or supplements thereto (including all exhibits filed therewith or incorporated by reference therein) and such number of conformed copies of the foregoing as the Underwriters may reasonably request and so long as a prospectus relating to the Shares is required to be delivered under the Securities Act, copies of each Preliminary Prospectus or the Prospectus or any amendment or supplement thereto in such quantities and at such places as the Underwriters may reasonably request;

(k) to apply the net proceeds of the sale of the Shares in accordance with its statements under the caption “Use of Proceeds” in the Prospectus;

(l) to make generally available to its security holders and to the Underwriters as soon as practicable, but in any event not later than the last day of the 13th month after the effective date of the Registration Statement an earnings statement complying with the provisions of Section 11(a) of the Securities Act (in form, at the option of the Company, complying with the provisions of Rule 158 of the Securities Act Regulations), covering a period of 12 months beginning after the effective date of the Registration Statement;

(m) to list the Shares for quotation on NASDAQ and file with such entity all documents and notices required of companies that have securities that are listed for quotation on such exchange;

(n) to engage and maintain, at its expense, a registrar and transfer agent for the Shares;

(o) to refrain during a period of 180 days from the date of the Prospectus, without the prior written consent of the Underwriters, from, directly or indirectly, (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option for the sale of, or otherwise disposing of or transferring (or entering into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of), any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or filing any registration statement under the Securities Act with respect to any of the foregoing, or (ii) entering into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option outstanding on the date hereof, or (C) the issuance by the Company of shares of Common Stock to employees, consultants or directors of the

Company or any Subsidiary or as dividends on the Common Stock, (D) the issuance by the Company of any options pursuant to the Company’s currently effective stock option and incentive plans, or (E) the issuance by the Company of shares of Common Stock as consideration for the acquisition (whether by merger, purchase or otherwise) of any business or assets by the Company or any Subsidiary;

(p) not to, and to use its commercially reasonable efforts to cause its officers, directors and affiliates not to, (i) take, directly or indirectly prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Shares or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company;

(q) if at any time during the 30-day period after the Registration Statement becomes effective, any rumor, publication or event relating to or affecting the Company shall occur as a result of which, in the reasonable opinion of the Underwriters, the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus) and after written notice from the Representative advising the Company to the effect set forth above, to forthwith prepare, consult with the Underwriters concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to the Underwriters, responding to or commenting on such rumor, publication or event; and

(r) that the Company will comply with all of the provisions of any undertakings in the Registration Statement.

5. Payment of Expenses.

(a) The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriters, including any stock or other transfer taxes or duties payable upon the sale of the Shares to the Underwriters, (iii) the printing of this Agreement and any dealer agreements and furnishing of copies of each to the Underwriters and to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws that the Company and the Underwriters have mutually agreed are appropriate and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Underwriters and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers), (v) filing for review of the public offering of the Shares by the NASD (including the legal fees and filing fees and other disbursements of counsel for the Underwriters relating thereto), (vi) the fees and expenses of any transfer agent or registrar for the Shares and miscellaneous expenses referred to in the Registration Statement, (vii) the fees and expenses incurred in connection with the listing of the Shares for quotation in NASDAQ, (viii) making road show presentations with respect to the offering of the Shares and (ix) the performance of the

Company’s other obligations hereunder. Upon the request of the Underwriters, the Company will provide funds in advance for filing fees.

(b) The Company agrees to reimburse the Underwriters for up to $250,000 of their reasonable out-of-pocket expenses in connection with the performance of its activities under this Agreement, including, but not limited to, the fees and expenses of the Underwriters’ outside legal counsel, costs such as printing, facsimile, courier service, direct computer expenses, accommodations and travel, but excluding the fees and expenses of other advisors, accountants, appraisers, etc.

6. Conditions of the Underwriters’ Obligations.

(a) The obligations of the Underwriters hereunder to purchase Shares at the Closing Time or on each Date of Delivery, as applicable, are subject to the accuracy of the representations and warranties on the part of the Company hereunder on the date hereof and at the Closing Time and on each Date of Delivery, as applicable, the performance by the Company of its obligations hereunder and to the satisfaction of the following further conditions at the Closing Time or on each Date of Delivery, as applicable:

(b) The Company shall furnish to the Underwriters at the Closing Time and on each Date of Delivery an opinion of Conner & Winters, P.C., counsel for the Company and the Subsidiaries (for purposes of the opinion, a “Subsidiary” shall only refer to any company or other entity in which the Company directly owns more than 50% of the equity interests in such company or other entity), addressed to the Underwriters and dated the Closing Time and each Date of Delivery and in form and substance reasonably satisfactory to Clifford Chance US LLP, counsel for the Underwriters, stating that:

(i) the Company has an authorized capitalization as set forth in the Prospectus; the outstanding shares of capital stock of the Company and the Subsidiaries have been duly and validly authorized and issued and are, to such counsel’s knowledge, fully paid and non-assessable, and all of the outstanding shares of capital stock of the Subsidiaries are directly or indirectly owned of record and beneficially by the Company;

(ii) each of the Company and each of the Subsidiaries has been duly organized and is validly existing and in good standing under the laws of its respective jurisdiction of organization with full power and authority to own its respective properties and to conduct its respective businesses as described in the Registration Statement and Prospectus and, in the case of the Company, to execute and deliver this Agreement and to consummate the transactions described in this Agreement;

(iii) the Company and each of the Subsidiaries is duly qualified as a foreign business entity to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not be reasonably likely to result in a Material Adverse Effect.

(iv) neither the Company nor any of the Subsidiaries is in violation of any term or provision of its organizational documents;

(v) the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement do not and will not (A) conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of or default under), (i) any provisions of the articles of incorporation, charter or by-laws of the Company or any Subsidiary, (ii) any provision of any material license, indenture, mortgage, deed of trust, loan, credit or other agreement to which the Company or any Subsidiary is a party or by which any of them or their respective properties or assets may be bound or affected, (iii) any law or regulation binding upon or applicable to the Company or any Subsidiary or any of their respective properties or assets, or (iiv) any decree, judgment or order applicable to the Company or any Subsidiary, except, in the case of clauses (ii), (iii) and (iv), such conflicts, breaches or defaults that would not be reasonably likely to result in a Material Adverse Effect; or (B) to such counsel’s knowledge, result in the creation or imposition of any material lien, charge, claim or encumbrance upon any material property or assets of the Company or the Subsidiaries;

(vi) this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms;

(vii) no approval, authorization, consent or order of or filing with any federal or state governmental or regulatory commission, board, body, authority or agency is required in connection with the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated herein, and the sale and delivery of the Shares by the Company as contemplated herein, other than such as have been obtained or made under the Securities Act and the Securities Act Regulations, the Exchange Act and Exchange Act Regulations, and the rules and regulations of NASDAQ, and except that such counsel need express no opinion as to any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or under the rules and regulations of the NASD;

(viii) each of the Company and the Subsidiaries has all licenses, authorizations, consents and approvals and has made all material filings required under any federal, state or local law, regulation or rule, required to conduct their respective businesses, as described in the Prospectus except where the failure to acquire same would not be reasonably likely to result in a Material Adverse Effect; to such counsel’s knowledge, after due inquiry, neither the Company nor any Subsidiary is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or decree, order or judgment applicable to the Company or any of the Subsidiaries, except any such violation, default or revocation that would not be reasonably likely to result in a Material Adverse Effect;

(ix) the Company is not subject to registration as an investment company under the Investment Company Act of 1940, as amended, and the transactions contemplated by this Agreement will not cause the Company to become an investment company subject to registration under the Investment Company Act of 1940;

(x) (A) for each of the Company’s taxable years commencing with its taxable year ended December 31, 1999 through its taxable year ended December 31, 2003, the Company was organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code; and (B) commencing with its taxable year beginning January 1, 2004, the Company has properly revoked its election to be a REIT pursuant to Section 856(g)(2) of the Code and the regulations thereunder;

(xi) the Shares have been duly authorized and when the Shares have been issued and duly delivered against payment therefor as contemplated by this Agreement, the Shares will be validly issued, fully paid and non-assessable and the Company will issue the Shares, free and clear of any pledge, lien, encumbrance, security interest, or other claim;

(xii) the issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the articles of incorporation or by-laws of the Company or, to such counsel’s knowledge, after due inquiry, under any agreement to which the Company or any of the Subsidiaries is a party;

(xiii) to such counsel’s knowledge, after due inquiry, there are no persons with registration or other similar rights to have any equity or debt securities, including securities that are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement;

(xiv) the Shares conform in all material respects to the descriptions thereof contained in the Registration Statement and Prospectus;

(xv) the form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the organizational documents of the Company and the requirements of NASDAQ;

(xvi) the Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings with respect thereto have been commenced or threatened;

(xvii) the Company is eligible to use Form S-2 and as of the effective date of the Registration Statement, the Registration Statement, the Prospectus and all documents incorporated by reference into the Registration Statement (except as to the financial statements and other financial and statistical data contained therein, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the Securities Act, the Exchange Act, the Securities Act Regulations and the Exchange Act Regulations;

(xviii) the statements under the caption “Description of Our Capital Stock” in the Registration Statement and the Prospectus, insofar as such statements constitute a summary of the legal matters referred to therein, constitute accurate summaries thereof in all material respects;

(xix) there are no actions, suits or proceedings, inquiries, or investigations pending or, to such counsel’s knowledge, threatened against the Company or any of the Subsidiaries or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency which are required to be described in the Prospectus but are not so described; and

(xx) to such counsel’s knowledge, there are no affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character which are required to be filed as exhibits to the Registration Statement or required to be described or summarized in the Prospectus which have not been so filed, summarized or described, and all such summaries and descriptions, in all material respects, fairly and accurately set forth the provisions of such contracts and documents.

In addition, such counsel shall state that such counsel have participated in conferences with officers and other representatives of the Company, representatives of independent public accountants of the Company and representatives of the Underwriters, at which the contents of the Registration Statement and Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus (except as and to the extent stated in subparagraphs (xii), (xiv) and (xviii) above), nothing has come to such counsel’s attention which would lead them to believe that the Registration Statement and any amendments thereto, as of the effective date or such Registration Statement or amendment thereto, as the case may be, and as of each Date of Delivery, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any supplement thereto at the date of such Prospectus or such supplement, and as of each Date of Delivery, contained or contains an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that, in each case, such counsel need express no view with respect to the financial statements and other financial and statistical data included in, or incorporated by reference into, the Registration Statement or Prospectus).

(c) The Underwriters shall have received from Ernst & Young LLP, letters dated, respectively, as of the date of this Agreement, the Closing Time and each Date of Delivery, as the case may be, addressed to the Underwriters, in form and substance satisfactory to the Underwriters, relating to the financial statements, including any pro forma financial statements, of the Company and the Subsidiaries, and such other matters customarily covered by comfort letters issued in connection with registered public offerings.

In the event that the letters referred to above set forth any material changes in indebtedness, decreases in total assets, retained earnings or capital or increases in borrowings, it shall be a further condition to the obligations of the Underwriters that (A) such letters shall be accompanied by a written explanation of the Company as to the significance thereof, unless the Underwriters deem such explanation unnecessary, and (B) such decreases or increases do not, in the sole judgment of the Underwriters, make it impractical or inadvisable to proceed with the purchase and delivery of the Shares as contemplated by the Registration Statement.

(d) The Representative shall have received at the Closing Time and on each Date of Delivery the favorable opinion of Clifford Chance US LLP, dated the Closing Time or such Date of Delivery, addressed to the Representative and in form and substance satisfactory to the Representative.

(e) No amendment or supplement to the Registration Statement or Prospectus shall have been filed to which the Underwriters shall have objected in writing.

(f) Prior to the Closing Time and each Date of Delivery (i) no stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus or Prospectus has been issued, and no proceedings for such purpose shall have been initiated or threatened, by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or the initiation or threatening of any proceedings for any of such purposes, has occurred; (ii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Underwriters; (iii) the Registration Statement shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iv) the Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        (g) All filings with the Commission required by Rule 424 under the Securities Act to have been filed by the Closing Time shall have been made within the applicable time period prescribed for such filing by such Rule.

        (h) Between the time of execution of this Agreement and the Closing Time or the relevant Date of Delivery there shall not have been any Material Adverse Effect, and no transaction which is material and unfavorable to the Company shall have been entered into by the Company or any of the Subsidiaries, in each case, which in the Underwriters’ sole judgment, makes it impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Registration Statement.

        (i) The Shares shall have been approved for listing for quotation on NASDAQ.

        (j) The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

        (k) The Representative shall have received Lock-Up Agreements from each executive officer and director and such Lock-Up Agreements shall be in full force and effect.

        (l) The Company will, at the Closing Time and on each Date of Delivery, deliver to the Underwriters a certificate of its Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer or Vice President and Chief Accounting Officer or Chief Financial Officer, to the effect that:

        (i) the representations and warranties of the Company in this Agreement are true and correct in all respects, as if made on and as of the date hereof, and the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the date hereof;

        (ii) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto and no order directed at any document incorporated by reference therein has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act;

        (iii) when the Registration Statement became effective and at all times subsequent thereto up to the date hereof, the Registration Statement and the Prospectus, and any amendments or supplements thereto and any documents incorporated by reference therein, when such documents incorporated by reference therein became effective or were filed with the Commission, contained all material information required to be included therein by the Securities Act and the Securities Act Regulations or the

Exchange Act and the Exchange Act Regulations, as the case may be, and in all material respects conformed to the requirements of the Securities Act and the Securities Act Regulations or the Exchange Act and Exchange Act Regulations, as the case may be; the Registration Statement, and any amendments or supplements thereto, did not and do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus, and any amendments or supplements thereto, did not and do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplemented Prospectus which has not been so set forth; and

        (iv) subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been (a) any Material Adverse Effect, (b) any transaction that is material to the Company and the Subsidiaries taken as a whole, except transactions entered into in the ordinary course of business, (c) any obligation, direct or contingent, that is material to the Company and the Subsidiaries taken as a whole, incurred by the Company or the Subsidiaries, except obligations incurred in the ordinary course of business, (d) any change in the capital stock or outstanding indebtedness of the Company or any Subsidiary that is material to the Company and the Subsidiaries taken as a whole, (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any Subsidiary other than the regular dividends declared and paid on its outstanding preferred stock in accordance with the terms thereof for the quarterly periods ended March 31, 2004, and June 30, 2004, or (f) any loss or damage (whether or not insured) to the property of the Company or any subsidiary which has been sustained or will have been sustained which is reasonably likely to result in a Material Adverse Effect.

        (m) The Company shall have furnished to the Underwriters such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus, the representations, warranties and statements of the Company contained herein and the performance by the Company of its covenants contained herein, and the fulfillment of any conditions contained herein, as of the Closing Time or any Date of Delivery, as the Underwriters may reasonably request.

7. Termination.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representative, at any time prior to the Closing Time or any Date of Delivery, (i) if any of the conditions specified in Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, or (ii) if there has been since the respective dates as of which information is given in the Registration Statement and Prospectus, any Material Adverse Effect, or any development involving a prospective Material Adverse Effect, or material change in management of the Company or any Subsidiary, whether or not arising in the ordinary course of business, or (iii) if there has occurred any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Underwriters, impracticable to market the Shares or enforce contracts for the sale of the Shares, or (iv) if trading in any securities of the Company has been suspended by the Commission or by NASDAQ, or if trading generally on NASDAQ has been suspended (including an automatic halt in trading pursuant to market-decline triggers, other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or by order of the Commission or any other governmental authority, or (v) if there has been any downgrade in the rating of any of the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or (vi) any federal or state statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which, in the reasonable opinion of the Underwriters, materially adversely affects or will materially adversely affect the business or operations of the Company, or (vii) any action has been taken by any federal, state or local government or agency in respect of its monetary or fiscal affairs which, in the reasonable opinion of the Underwriters, has a material adverse effect on the securities markets in the United States so as to make it inadvisable to proceed with the sale of the Shares.

If the Underwriters elect to terminate this Agreement as provided in this Section 7, the Company and the Underwriters shall be notified promptly by telephone, promptly confirmed by facsimile.

If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5, 9 and 10 hereof) and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Sections 5, 9 and 10 hereof) or to one another hereunder.

8. Increase in Underwriters’ Commitments.

If any Underwriter shall default at the Closing Time or on a Date of Delivery in its obligation to take up and pay for the Shares to be purchased by it under this Agreement on such date, the Underwriters shall have the right, within 36 hours after such default, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Shares which such Underwriter shall have agreed but failed to take up and pay for (the “Defaulted Shares”). Absent the completion of such arrangements within such 36-hour period, (i) if the total number of Defaulted Shares does not exceed 10% of the total number of Shares to be purchased on such date, each non-defaulting Underwriter shall take up and pay for (in addition to the number of Shares which it is otherwise obligated to purchase on such date pursuant to this Agreement) the portion of the total number of Shares agreed to be purchased by the defaulting Underwriter on such date in the proportion that its underwriting obligations hereunder bears to the underwriting obligations of all non-defaulting Underwriters; and (ii) if the total number of Defaulted Shares exceeds 10% of such total, the Underwriters may terminate this Agreement by notice to the Company, without liability of any party (except a defaulting Underwriter) to any other party and except that the provisions of Sections 5 and 9 hereof shall at all times be effective and shall survive such termination.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Shares hereunder on such date unless all of the Shares to be purchased on such date are purchased on such date by the Underwriters (or by substituted Underwriters selected by the Underwriters with the approval of the Company or selected by the Company with the approval of the Underwriters).

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

If a new Underwriter or Underwriters are substituted for a defaulting Underwriter in accordance with the foregoing provision, the Company or the non-defaulting Underwriters shall have the right to postpone the Closing Time or the relevant Date of Delivery for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with the same effect as if such substituted Underwriter had originally been named in this Agreement.

9. Indemnity and Contribution by the Company and the Underwriters.

        (a) The Company agrees to indemnify, defend and hold harmless each Underwriter, any Underwriter’s officers or directors and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or controlling person may incur under the Securities Act, the Exchange Act, the Securities Act Regulations, the Exchange Act Regulations or otherwise, but only insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) any breach of any representation, warranty or covenant of the Company contained herein, (B) any failure on the part of the Company to comply with any applicable law, rule or regulation relating to the offering of securities being made pursuant to the Prospectus, (C) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), the Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company, (D) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction (domestic or foreign) in order to qualify the Shares under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each an “Application”), or (E) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, Prospectus or any Application or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by the Underwriters through the Representative to the Company expressly for use in such Registration Statement, Preliminary Prospectus, Prospectus, or any amendment or supplement thereto, or Application concerning such Underwriter, provided further, that the foregoing indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage, or liability purchased the Shares that are the subject thereof, if the Company delivered the Prospectus (or the Prospectus as supplemented) to the Underwriters promptly as provided in Section 4(c) or in the case of the initial delivery not later than 12:00 a.m. (New York City time) on the day following the execution and delivery of this Agreement and such person did not receive a copy of the Prospectus (or the Prospectus as supplemented) at or prior to the confirmation of the sale to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as supplemented).

(b) If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Company pursuant to subsection (a) above, such Underwriter shall promptly notify the Company in writing of the institution of such action, and the Company shall assume the defense of such action, including the employment of counsel and payment of expenses. Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action, or the Company shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the written advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid on a monthly basis (it being understood, however, that the Company shall not be liable for the expenses of more than one separate firm of attorneys for the Underwriters or controlling persons in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its consent.

(c) Each Underwriter agrees, severally and not jointly, to indemnify, defend and hold harmless the Company, the Company’s directors, the Company’s officers that signed the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, or any such person may incur under the Securities Act, the Exchange Act, the Securities Act Regulations, the Exchange Act Regulations or otherwise, but only insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by such Underwriter through the Representative to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), the Preliminary Prospectus, the Prospectus, the Prospectus as amended or supplemented by the Company, or any Application, or (B) any omission or alleged omission to state a material fact in connection with such information required to be stated either in such Registration Statement, Preliminary Prospectus, Prospectus and Prospectus as amended or supplemented by the Company or any Application or necessary to make such information, in the light of the circumstances under which made, not misleading. The Company and the Underwriters acknowledge that the statements set forth in the last paragraph of the cover page regarding the delivery of the Shares, under the caption “Underwriting,” (i) the list of Underwriters and their respective participation in the sale of the Shares, (ii) the sentences related to concessions and reallowances and the manner in which the Underwriters propose to offer the Shares, and (iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company constitute the only information furnished in writing by or on behalf of the several Underwriters concerning the Underwriters for inclusion in any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company.

If any action is brought against the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company, or such person shall promptly notify the Underwriters in writing of the institution of such action and the Underwriters shall assume the defense of such action, including the employment of counsel and payment of expenses. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by the Underwriters in connection with the defense of such action or the Underwriters shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the written advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Underwriters (in which case the Underwriters shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that the Underwriters shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, no Underwriter shall be liable for any settlement of any such claim or action effected without the written consent of the Underwriters.

        (d) If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under subsections (a), (b) and (c) of this Section 9 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Shares or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the underwriting discounts and commissions received by the Underwriters. The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

        (e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (d)(i) and, if applicable (ii), above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

10. Survival.

Except as specifically set forth herein, the respective agreements, covenants, indemnities and other statements set forth in Sections 3, 4, 5, 6, 9, 10 and 11 hereof shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, or any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors and officers, or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Shares. The Company and each Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company’s officers and directors, in connection with the sale and delivery of the Shares, or in connection with the Registration Statement or Prospectus.

11. Notices.

Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered to Friedman, Billings, Ramsey & Co., 1001 19th Street North, Arlington, Virginia 22209, Attention: Syndicate Department; if to the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company at 8 Perimeter Center East, Suite 8050, Atlanta, GA 30346, Attention: Chief Executive Officer.

12. Governing Law; Headings.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

13. Parties at Interest.

The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company and the controlling persons, directors and officers referred to in Sections 9 and 10 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

14. Counterparts and Facsimile Signatures.

This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties. A facsimile signature shall constitute an original signature for all purposes.

15. General Provisions.

This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof, provided, however, that the parties agree that the Engagement Letter dated April 14, 2004, as amended on July 6, 2004, between the Company and the Representative, including the Right of First Refusal (as defined therein) granted in Section 2 thereof, remains in full force and effect. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

[The remainder of this page is intentionally left blank.]

If the foregoing correctly sets forth the understanding among the Company and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company and the Underwriters.

Very truly yours, JAMESON INNS, INC.

By:	/s/ Thomas W. Kitchin
Name: Thomas W. Kitchin Title: Chairman and Chief Executive Officer

Accepted and agreed to as

of the date first above written:

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

By:	/s/ James R. Kleeblatt
Name: James R. Kleeblatt Title: Senior Managing Director

For itself and as Representative of the other

Underwriters named on Schedule I hereto.

Schedule I

Underwriter	Number of Initial Shares to be Purchased

Friedman, Billings, Ramsey & Co., Inc.	23,650,000

Stifel, Nicolaus & Company, Incorporated	17,200,000

JMP Securities LLC	2,150,000

Total	43,000,000

Exhibit A

June [        ], 2004

Friedman, Billings, Ramsey & Co., Inc.,

As Representative of the Several Underwriters

1001 19th Street North

10th Floor

Arlington, Virginia 22209

Re: Agreement of [_________]

Dear Sirs:

I understand that Friedman, Billings, Ramsey & Co., Inc. (the “Representative”) proposes to enter into an underwriting agreement (the “Underwriting Agreement”), as representative of several underwriters named on Schedule I of the Underwriting Agreement (the “Underwriters”), with Jameson Inns, Inc., a Georgia corporation (the “Company”), providing for the public offering (the “Public Offering”) by the Underwriters of shares (the “Shares”) of common stock of the Company (the “Common Stock”).

To induce the Underwriters to continue their efforts in connection with the Public Offering, I hereby agree that, without the prior written consent of the Representative, I will not, during the period commencing on the date hereof and ending on the 180-day anniversary of the date of the final prospectus prepared in connection with the Public Offering (such period, the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of for value, directly or indirectly, except in connection with the redemption of the Company’s Series A Preferred Stock with the proceeds of the Public Offering, any of the following (whether now owned by me or hereafter acquired): (i) Common Stock, (ii) any securities convertible into or exercisable or exchangeable for any shares of Common Stock or (iii) any rights to purchase or otherwise acquire Common Stock held by me or acquired by me after the date hereof, or that may be deemed to be beneficially owned by me; or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. I further agree that I will not publicly disclose the intention to make any such offer, sale, pledge, or disposition or to enter into any transaction described in the preceding sentence during the Lock-Up Period without, in each case, the prior written consent of the Representative. In addition, I agree that, without prior written consent of the Representative, I will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration under the Securities Act of 1933, as amended (the “Securities Act”), of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

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Notwithstanding anything to the contrary herein, I may transfer the Common Stock (A) as a bona fide gift or gifts to a member of my immediate family, including of my grandchildren, if any; or (B) to any trust the beneficiaries of which are exclusively me or a member of my immediate family, including grandchildren; or (C) in connection with the exercise of an option outstanding on the date hereof; or (D) with the prior written consent of the Representative; provided, however, that for any such case under (A), (B), (C) or (D) above, it shall be a condition to such transfer that the transferee execute an agreement stating that the transferee is receiving and holding the Common Stock subject to, and the transferee agrees to be bound by, the provisions of this agreement, and there shall be no further transfer of such Common Stock except in accordance with this agreement; and provided further, that any such transfer under (A) or (B) above shall not involve a disposition for value.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer that would constitute a violation or breach of this letter. This letter shall be binding on me and my successors, heirs, personal representatives and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to agreement between the Company and the Representative. It is understood that if the Company notifies you that it does not intend to proceed with the offering of the Shares, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement shall terminate or be terminated prior to payment for and delivery of the Shares, I will then be released from my obligations under this lock-up agreement, without any further action by you or the Company.

Very truly yours,

By:
Name: Title:

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